DELAWARE GROUP TAX FREE FUND

Registration No. 811-03850
FORM N-SAR
Semi-Annual Period Ended February 28, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Tax Free Fund (the "Trust"), on
behalf of Delaware Tax-Free USA Fund and Delaware Tax-Free USA Intermediate Fund (the
"Funds"), the shareholders of the Funds voted to (i) elect a Board of Trustees for the Trust at a meeting held on November 12, 2009 and reconvened to March 16, 2010; and (ii) to approve a new investment advisory agreement for Delaware Tax-Free USA Fund at a meeting held on
November 12, 2009, and for Delaware Tax-Free USA Intermediate Fund at a meeting held on
November 12, 2009 and reconvened to December 4, 2009.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D.
Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J.
Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 57,663,480.933
PERCENTAGE OF OUTSTANDING SHARES 59.738%
PERCENTAGE OF SHARES VOTED 93.260%
SHARES WITH AUTHORITY WITHHELD 4,167,443.865
PERCENTAGE OF OUTSTANDING SHARES 4.317%
PERCENTAGE OF SHARES VOTED 6.740%

Patrick P. Coyne

SHARES VOTED FOR 57,670,502.981
PERCENTAGE OF OUTSTANDING SHARES 59.745%
PERCENTAGE OF SHARES VOTED 93.271%
SHARES WITH AUTHORITY WITHHELD 4,160,421.817
PERCENTAGE OF OUTSTANDING SHARES 4.310%
PERCENTAGE OF SHARES VOTED 6.729%

John A. Fry

SHARES VOTED FOR 57,765,224.307
PERCENTAGE OF OUTSTANDING SHARES 59.750%
PERCENTAGE OF SHARES VOTED 93.279%
SHARES WITH AUTHORITY WITHHELD 4,155,700.491
PERCENTAGE OF OUTSTANDING SHARES 4.305%
PERCENTAGE OF SHARES VOTED 6.721%

Anthony D. Knerr

SHARES VOTED FOR 57,615,106.318
PERCENTAGE OF OUTSTANDING SHARES 59.688%
PERCENTAGE OF SHARES VOTED 93.182%
SHARES WITH AUTHORITY WITHHELD 4,215,818.480
PERCENTAGE OF OUTSTANDING SHARES 4.367%
PERCENTAGE OF SHARES VOTED 6.818%

Lucinda S. Landreth

SHARES VOTED FOR 57,681,544.675
PERCENTAGE OF OUTSTANDING SHARES 59.757%
PERCENTAGE OF SHARES VOTED 93.289%
SHARES WITH AUTHORITY WITHHELD 4,149,380.123
PERCENTAGE OF OUTSTANDING SHARES 4.298%
PERCENTAGE OF SHARES VOTED 6.711%

Ann R. Leven

SHARES VOTED FOR 57,665,095.874
PERCENTAGE OF OUTSTANDING SHARES 59.740%
PERCENTAGE OF SHARES VOTED 93.263%
SHARES WITH AUTHORITY WITHHELD 4,165,828.924
PERCENTAGE OF OUTSTANDING SHARES 4.315%
PERCENTAGE OF SHARES VOTED 6.737%

Thomas F. Madison

SHARES VOTED FOR 57,580,216.101
PERCENTAGE OF OUTSTANDING SHARES 59.652%
PERCENTAGE OF SHARES VOTED 93.125%
SHARES WITH AUTHORITY WITHHELD 4,250,708.697
PERCENTAGE OF OUTSTANDING SHARES 4.403%
PERCENTAGE OF SHARES VOTED 6.875%

Janet L. Yeomans

SHARES VOTED FOR 57,681,074.073
PERCENTAGE OF OUTSTANDING SHARES 59.756%
PERCENTAGE OF SHARES VOTED 93.288%
SHARES WITH AUTHORITY WITHHELD 4,149,850.725
PERCENTAGE OF OUTSTANDING SHARES 4.299%
PERCENTAGE OF SHARES VOTED 6.712%

J. Richard Zecher

SHARES VOTED FOR 57,636,553.113
PERCENTAGE OF OUTSTANDING SHARES 59.710%
PERCENTAGE OF SHARES VOTED 93.216%
SHARES WITH AUTHORITY WITHHELD 4,194,371.685
PERCENTAGE OF OUTSTANDING SHARES 4.345%
PERCENTAGE OF SHARES VOTED 6.784%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Tax-Free USA Fund

SHARES VOTED FOR 24,966,636.809
PERCENTAGE OF OUTSTANDING SHARES 48.161%
PERCENTAGE OF SHARES VOTED 70.120%
SHARES VOTED AGAINST 541,765.486
PERCENTAGE OF OUTSTANDING SHARES 1.045%
PERCENTAGE OF SHARES VOTED 1.521%
SHARES ABSTAINED 1,698,792.191
PERCENTAGE OF OUTSTANDING SHARES 3.277%
PERCENTAGE OF SHARES VOTED 4.772%

Delaware Tax-Free USA Intermediate Fund

SHARES VOTED FOR 17,330,532.228
PERCENTAGE OF OUTSTANDING SHARES 38.782%
PERCENTAGE OF SHARES VOTED 67.129%
SHARES VOTED AGAINST 177,979.836
PERCENTAGE OF OUTSTANDING SHARES 0.398%
PERCENTAGE OF SHARES VOTED 0.689%
SHARES ABSTAINED 545,651.634
PERCENTAGE OF OUTSTANDING SHARES 1.221%
PERCENTAGE OF SHARES VOTED 2.114%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Funds and the
Manager that were approved by the shareholders became effective. Delaware Management
Holdings, Inc. is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie
Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1:  Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of
Delaware Group Tax Free Fund dated August 18, 2009, attached as
Exhibit.